EXHIBIT 4.1

                              SHAREHOLDER AGREEMENT


          SHAREHOLDER AGREEMENT dated as of March 3, 1999 by and between COMMERCIALWARE, INC., a Delaware Corporation (the "Company"), ASA INTERNATIONAL LTD., a Delaware corporation ("Shareholder"), THE KK/SS PARTNERSHIP ("KK/SS"), DONALD ASKIN ("Askin"), WILLIAM DIOGUARDI ("Dioguardi"), SUMNER KAUFMAN ("Kaufman") and SPENCER TRASK SECURITIES, INC. ("STSI") (KK/SS, Askin, Dioguardi, Kaufman and STSI are collectively referred to as the "ST Group").

          WHEREAS, pursuant to that certain Asset Purchase Agreement made as of even date by and among the Company and Shareholder (the "Asset Purchase Agreement"), the Company has agreed to cause to be issued to Shareholder 30,000 shares of the Company's Stock (as defined below) and one (1) share of the Company's Series A Preferred Stock (as defined below);

          WHEREAS, pursuant to the Asset Purchase Agreement, Shareholder shall receive a promissory note in the amount of $1,700,000 (the "Senior Note") and a License Fee in the amount of $300,000 (the "License Fee");

          WHEREAS, the Company has borrowed an aggregate of $5,000,000 from the ST Group and the Shareholder, which indebtedness is evidenced by promissory notes (the "Junior Notes");

          WHEREAS, the Company desires that Alfred C. Angelone, President and Chief Executive Officer of Shareholder, and certain other individuals each serve as a Director of the Company; and

          WHEREAS, the parties desire to provide for certain restrictions and other matters relating to the transfer of the capital stock of the Company by the ST Group and Shareholder;

          NOW, THEREFORE, it is agreed as follows:

     1. ISSUE OF STOCK. The Company hereby agrees to issue to the Shareholder, and the Shareholder agrees to accept, 30,000 shares of the Company's Stock and one (1) share of the Company's Series A Preferred Stock, each with rights and preferences as set forth in the Company's Amended and Restated Certificate of Incorporation, a copy of which is attached hereto as EXHIBIT A. Such shares and any shares of capital stock of the Company acquired by the Shareholder as a result of any subdivision, combination or reclassification of outstanding shares of Stock into a greater or smaller number of shares, recapitalization, reorganization, stock split, stock dividend or similar event, purchase (pursuant to Section 5 below), issuance (pursuant to Section 7 below) or conversion (as set forth on EXHIBIT A attached hereto) are referred to herein as the "Shares" and such Shares are subject to the terms and conditions of this Agreement. For purposes herein, "Fully Diluted" shall mean the sum of (i) all issued and outstanding shares of the Company's common stock, par value $.01 per share (the "Stock"), and (ii) the total maximum number of shares of Stock issuable upon (a) the exercise of all Options, (b) the conversion or exchange of all Convertible Securities, and (c) the conversion or exchange of all Convertible Securities issuable upon the exercise of any Options. For purposes herein, "Options" shall mean any rights to subscribe for or to purchase, or any options or warrants for the purchase of, Stock, and "Convertible Securities" shall mean any stock or securities convertible into or exchangeable for Stock (including the Series A Preferred Stock).

     2. DELIVERY OF SHARES. At the Time of Closing (as defined in the Asset Purchase Agreement), the Company will issue and deliver to the Shareholder certificates registered in the Shareholder's name representing the Shares.

     3. INVESTMENT REPRESENTATIONS.

          (A) REPRESENTATIONS OF SHAREHOLDER. This Agreement is made in reliance upon the Shareholder's express representations that (i) the Shares are being acquired for the Shareholder's own account for the purpose of investment and not with a view to, or for sale in connection with, the distribution thereof, nor with any present intention of distributing or selling the Shares, (ii) the Shares will not be sold without registration under the Securities Act of 1933, as amended (the "Securities Act"), or an exemption therefrom, (iii) the Shareholder (and/or agents of the Shareholder) prior to the receipt of the Shares has had the opportunity to ask questions of and receive answers from representatives of the Company concerning the finances, operations and business of the Company, and (iv) the Shareholder can bear the economic risk of losing its investment in the Shares and has adequate means for providing for its current financial needs and contingencies.

          (B) SECURITIES LEGEND. Until such time as the Shares shall have been registered under the Securities Act, or shall have been transferred in accordance with an opinion of counsel satisfactory to the Company that such registration is not required, stop transfer instructions shall be issued to the Company's transfer agent, if any, or, if the Company transfers its own securities, a notation shall be made in the appropriate records of the Company with respect to the Shares, and the certificates representing the Shares shall bear a legend substantially as follows:

          "The shares represented by this certificate have not been registered under the Securities Act of 1933 or applicable state securities laws. These shares have not been acquired with a view to distribution or resale, and may not be sold, mortgaged, pledged, hypothecated or otherwise transferred without an effective registration statement for such shares under the Securities Act of 1933 and any applicable state securities laws, or an opinion of counsel satisfactory to the Company that registration is not required under the Securities Act of 1933 or under applicable state securities laws."

          The Shareholder further understands and acknowledges that (i) there is not now available, and may not be available when the Shareholder wishes to sell its Shares, the adequate current public information with respect to the Company which would permit offers or sales of the Shares pursuant to Rule 144 promulgated under the Securities Act, and, therefore, compliance with Regulation A of the Securities Act or some other exemption from the registration and prospectus delivery requirements of the Securities Act will be required for any such offer or sale, and (ii) the Company is under no obligation to register the Shares under the Securities Act or to make Rule 144 available.

     4. TERM. This Agreement shall expire on the earlier to occur of: (i) the closing of an underwritten public offering of shares of Stock of the Company pursuant to an effective registration statement filed under the Securities Act or any successor statute (the "Qualified Public Offering"), or (ii) the occurrence of an Organic Change. For purposes of this Agreement, an "Organic Change" shall include the transfer or sale of all, or substantially all, of the capital stock or assets of the Company to any other person or entity, or the merger or consolidation of the Company with another entity where such other entity is the surviving entity (other than a merger or consolidation relating to a change of state of incorporation of the Company). The Company shall give the Shareholder thirty (30) days advance written notice of any anticipated Organic Change.

     5. SHAREHOLDER RIGHT OF FIRST REFUSAL.

     If at any time during the term of this Agreement the Company proposes to sell any Stock or any securities convertible or exercisable for any Stock to any party (other than the issuance of Stock or the granting of Options from or in respect of the Pool as set forth in Section 7 below) (the "Company Offer"), the Company shall give written notice to the Shareholder (the "Shareholder Option Notice") setting forth its desire to sell such Stock (the "Company Offered Shares"), which Shareholder Option Notice shall be accompanied by a photocopy of the original executed Company Offer and shall set forth at least the name and address of the Offeror and the price and terms of such offer.

     Upon the receipt of the Shareholder Option Notice, the Shareholder shall have an option to purchase up to that amount of the Company Offered Shares which will maintain Shareholder's proportionate ownership interest of Stock on a Fully Diluted basis after the proposed sale to such Offeror (the "Shareholder Portion"). Such option granted to Shareholder shall be exercisable by giving, within 14 business days after the receipt of the Shareholder Option Notice (the "Shareholder Exercise Period"), a counter-notice in writing to the Company. If the Shareholder elects to purchase any of the Shareholder Portion, Shareholder shall be obligated to purchase, and the Company shall be obligated to sell to the Shareholder, such amount of the Shareholder Portion so elected at the price (per share) and terms indicated in the Company Offer, within 14 days from the date of the Shareholder's receipt of the Shareholder Option Notice.

     The Company may sell any or all of such Company Offered Shares which the Shareholder has not so elected to purchase during 90 days following the expiration of the Shareholder Exercise Period, provided that such sale shall only be made pursuant to the terms of the Company Offer. If any or all such Company Offered Shares are not sold pursuant to the Company Offer within such time period, the unsold Company Offered Shares shall remain subject to the terms of this Agreement.

     6. SHAREHOLDER RIGHT OF PARTICIPATION IN ST GROUP SALES.

     If at any time any member of the ST Group ("Seller") desires to sell all or any part of Seller's Stock and has received in writing a bona fide offer (the "STC Bona Fide Offer") for the purchase of such Stock from an Offeror, Seller shall give written notice to the Shareholder (the "Shareholder Participation Notice") setting forth its desire to sell such Stock (the "STC Offered Shares"), which Shareholder Participation Notice shall be accompanied by a photocopy of the original executed STC Bona Fide Offer and shall set forth at least the name and address of the Offeror and the price and terms of such offer.

     Upon the receipt of the Shareholder Participation Notice, the Shareholder shall have the right to sell to the Offeror, at the same price per share and on the same terms and conditions as involved in such sale by Seller, that amount of Stock which is equal to the lesser of the STC Offered Shares and the Shareholder Participation Amount. For purposes herein, the "Shareholder Participation Amount" shall be equal to the Shares multiplied by a fraction, the numerator of which is the number of STC Offered Shares and the denominator of which is the aggregate number of shares of capital stock of the Company owned by Seller, calculated on a Fully Diluted basis.

     Such right by Shareholder to sell the Shareholder Participation Amount shall be exercisable by giving, within 30 business days after the receipt of the Shareholder Participation Notice, a notice in writing to Seller of Shareholder's desire to exercise such right.

     The Shareholder and Seller shall sell to the Offeror all, or at the option of the Offeror, any part of the shares proposed to be sold by them at not less than the price and upon other terms and conditions, if any, not more favorable to the Offeror than those in the STC Bona Fide Offer, provided however, that any purchase of less than all of such shares by the Offeror shall be made from the Shareholder and Seller PRO RATA based upon the relative amount of the shares that each of the Shareholder and Seller is otherwise entitled to sell pursuant to the foregoing provisions of this Section.

     7. RIGHTS AS SHAREHOLDER; ADJUSTMENTS.

     It is understood that the Shareholder has the right to vote all of the Shares held by the Shareholder and that it shall be entitled to all dividends or distributions made by the Company arising in respect of the Shares, in cash, stock or other property, including warrants, options or other rights, and the Company covenants that it shall treat all Stock equally in connection with any such dividends or distributions. Upon the happening of any event described in
Section 1 above, the Company will provide a new certificate representing the Shares as appropriately adjusted.

     8. SUBORDINATION OF JUNIOR NOTES. The parties hereby agree that the payment and performance covenants and obligations of the Company under the Junior Notes shall be (i) subordinate in all respects, including, without limitation, payment, lien and bankruptcy, to the covenants and obligations of the Company under the Senior Note and the License Fee, and (ii) pari passu among the Junior Notes. The parties hereto agree that no payments (including payments of interest and/or principal), prepayments or other distributions will be paid or payable by the Company under the terms of the Junior Notes until such time as the obligations of the Company under the Senior Note and the License Fee have paid and satisfied in full, at which time any payments to be made in respect of the Junior Notes shall be made pari passu.

     9. REGISTRATION RIGHTS. If at any time the Company shall determine to register under the Securities Act any of its Stock, other than on Form S-4 or Form S-8 or their then equivalents, it shall send to the Shareholder written notice of such determination. Upon the written request from the Shareholder within thirty (30) days after receipt of any such notice from the Company, the Company, at the Company's expense, will use its best efforts to include in such registration statement all or any part of the shares of Stock issuable upon the conversion of the Shares that the Shareholder requests to be registered, except that if, in connection with any offering involving an underwriting of Stock to be issued by the Company, the managing underwriter shall impose a limitation on the number of shares of such Stock which may be included in any such registration statement because, in its judgment, such limitation is necessary to effect an orderly public distribution, and such limitation is imposed PRO RATA among the holders of such Stock having an incidental right to include such Stock in the registration statement according to the amount of such Stock which each holder had requested to be included pursuant to such right, then the Company shall be obligated to include in such registration statement only such limited portion of the Shares with respect to which the Shareholder has requested inclusion hereunder. In the event of such a PRO RATA limitation, no shares of Stock held by persons not having such an incidental right may be included in the registration statement.

     10. BOARD OF DIRECTORS. During the term of this Agreement, the parties hereto will take all necessary actions to ensure that Alfred C. Angelone, and so long as each is an employee of the Company, each of Donald Askin, Eric Kim and Amish Mehta, each is elected as a member of the Company's board of directors.

     11. ACCESS TO INFORMATION. The Company shall permit, upon reasonable request and notice, the Shareholder or any agent or representative thereof, to examine and make copies of and extracts from the records and books of account of, and visit and inspect the properties of the Company, and to discuss the affairs, finances and accounts of the Company with any of its officers, directors, key employees, attorneys and independent accountants.

     12. SPECIFIC ENFORCEMENT. Because the Shares cannot be readily purchased or sold in the open market, and for other reasons, the parties hereby acknowledge and agree that they may be irreparably damaged in the event that this Agreement is not specifically enforced. Upon a breach or threatened breach of the terms, covenants and/or conditions of this Agreement by either party, the other party shall, in addition to all other remedies, be entitled to a temporary or permanent injunction, without showing any actual damage, and/or a decree for specific performance, in accordance with the provisions hereof.

     13. LEGEND. All certificates evidencing any of the Shares subject to this Agreement shall also bear a legend substantially as follows during the term of this Agreement:

          "The shares represented by this certificate are subject to restrictions on transfer and may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of except in accordance with and subject to all the terms and conditions of a certain Shareholder Agreement between the Company and the holder of this certificate, a copy of which the Company will furnish to the holder of this certificate upon request and without charge."

     14. GOVERNING LAW; SUCCESSORS AND ASSIGNS. This Agreement shall be construed in accordance with and governed by the internal laws of the State of New York and shall be binding upon the heirs, personal representatives, executors, administrators, successors and assigns of the parties.

     15. NOTICES. Notices given hereunder shall be deemed to have been duly given on the date of personal delivery or on the date of postmark, if mailed by registered or certified mail, to the party being notified at his address specified on the signature page hereof or such other address as he may subsequently notify the other party in writing.

     16. COMPENSATION. The Company covenants and agrees that it will not pay to its management compensation in excess of that compensation customarily paid to management in companies of similar size, of similar maturity, and in similar businesses and all management compensation and all policies relating thereto shall be approved in a advance by a majority of the members of the Company's Board of Directors.

     17. ENTIRE AGREEMENT AND AMENDMENTS. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and may not be modified, amended or terminated except by an agreement signed by the parties hereto.

     18. WAIVERS. No waiver of any breach or default hereunder shall be considered valid unless in writing, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

     19. SEVERABILITY. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other severable provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.


               [THIS SPACE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, this Agreement has been executed as an instrument under seal as of the date and year first above written.

COMMERCIALWARE, INC.                ASA INTERNATIONAL LTD.


By: /s/ Donald Askin                By: /s/ Terrence C. McCarthy
Title:  Chief Operating Officer     Title: Vice President and Treasurer


THE KK/SS PARTNERSHIP               SPENCER TRASK SECURITIES, INC.


By:/s/ Spencer Segura            By: /s/ William Dioguardi
----------------------              ------------------------
Title: Partner                      Title: President


/s/ Donald Askin                     /s/ William Dioguardi
---------------------------         ---------------------------
Donald Askin                         William Dioguardi


/s/ Sumner Kaufman
------------------------
Sumner Kaufman